Exhibit 10.3

EXECUTION VERSION

JACKSONVILLE BANCORP, INC.

AMENDED AND RESTATED EXCHANGE AGREEMENT

THIS AMENDED AND RESTATED EXCHANGE AGREEMENT, dated as of December 31, 2012 (this “Agreement”), is by and among JACKSONVILLE BANCORP, INC., a Florida corporation (the “Company”), and CAPGEN CAPITAL GROUP IV LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors, if any, set forth on the signature pages to this Agreement (collectively, with CapGen, the “Investors”).

The Company and the Investors are parties to a Stock Purchase Agreement dated as of August 22, 2012, which provides for the purchase of an aggregate of 50,000 shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share (the “Series A Preferred Stock”), at a purchase price of $1,000.00 per share (the “Share Price”) on the terms and subject to the conditions set forth therein (the “Stock Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

The Company has requested CapGen, and other Investors, to purchase Company nonvoting preferred stock prior to the receipt by CapGen of the approvals from the Federal Reserve necessary for CapGen to purchase up to $25 million of Series A Preferred Stock pursuant to the Stock Purchase Agreement, so that the Company may provide additional capital to its subsidiary bank, The Jacksonville Bank (the “Bank”).

CapGen purchased an aggregate of 5,000 shares of the Company’s 10% Noncumulative, Nonvoting Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) at $1,000.00 per share on September 27, 2012, following the filing of Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company with the Florida Secretary of State establishing the Series B Preferred Stock.

The Company and CapGen do not believe it is in their best interests to keep the Series B Preferred Stock outstanding upon and following the closing of the sale of Series A Preferred Stock contemplated by the Stock Purchase Agreement and the issuance of the Series A Preferred Stock.

In consideration of the premises, and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1. The Company agrees to exchange (the “Exchange”) each issued and outstanding share of Series B Preferred Stock for one share of Series A Preferred Stock. Such Exchange will be made simultaneously with the issuance of shares of Series A Preferred Stock under the Stock Purchase Agreement to CapGen, and other Investors, following CapGen’s receipt of Board of Governors of the Federal Reserve System (“Federal Reserve”) approval of CapGen’s purchase of Series A Preferred Stock for cash and in the Exchange. Any shares of Series A Preferred Stock acquired in the Exchange will reduce CapGen’s obligations under the Stock Purchase Agreement (and the closing condition therein that Investors purchase an aggregate of $50 million in shares of Series A Preferred Stock) in an aggregate amount of $5.0 million. In no event will CapGen have any obligation to acquire or hold, collectively with CapGen’s affiliates, more than 49.9% of the Company’s outstanding common stock and other “voting securities” (as defined in Federal Reserve, Regulation Y, § 225.2(q)(1)) or where such ownership requires the consolidation of CapGen and the Company for Federal Reserve or financial reporting purposes.

2. Alternatively, instead of the Exchange, the Company, at any time, in its discretion, subject to receipt of any required regulatory approval, may redeem all outstanding shares of Series B Preferred Stock upon payment of the Liquidation Preference as of the redemption date.

[Signature Page Follows]

The parties have caused this Agreement to be executed as of the date first above written by their respective duly authorized officials.

JACKSONVILLE BANCORP, INC.

By:	/s/ Stephen C. Green
	Name:	Stephen C. Green
	Title:	Chief Executive Officer

CAPGEN CAPITAL GROUP IV LP

BY:	CAPGEN CAPITAL GROUP IV LLC,
AS GENERAL PARTNER OF CAPGEN CAPITAL GROUP IV LP

By:	/s/ John R. Caughey
	Name:	John R. Caughey
	Title:	Vice President and Chief Financial Officer

[Signature Page to Exchange Agreement]